UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 6, 2026 (May 1, 2026)

Chiron Real Estate Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-37815	46-4757266
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7373 Wisconsin Avenue, Suite 800

Bethesda, MD

20814

(Address of Principal Executive
Offices)

(Zip Code)

(202) 524-6851

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbols:	Name of each exchange on which registered:
Common Stock, par value $0.001 per share	XRN	NYSE
Series A Preferred Stock, par value $0.001 per share	XRN PrA	NYSE
Series B Preferred Stock, par value $0.001 per share	XRN PrB	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

The Landing Alexandria

On May 1, 2026, Chiron Real Estate Inc. (the “Company”), through one or more subsidiaries, entered into a purchase and sale agreement (the “Landing Purchase Agreement”) with affiliates of Silverstone Senior Living (“Silverstone”) to acquire The Landing Alexandria (the “Landing”), a senior housing community located in Alexandria, Virginia, for a purchase price of $130.0 million, subject to customary prorations and adjustments. In connection with the Landing Purchase Agreement, an affiliate of Silverstone also entered into a separate letter agreement with a subsidiary of the Company pursuant to which the Silverstone affiliate provided certain additional property-level representations and warranties, which are subject to customary survival and indemnification provisions, including specified limitations on liability. Silverstone does not have any material relationship with the Company or its subsidiaries, other than through the Landing Purchase Agreement, the Riviera Purchase Agreement and Pinnacle Purchase Agreement (defined below).

In connection with the acquisition, the Company expects to operate the Landing as a senior housing operating property (“SHOP”) asset and expects to enter into a management agreement with an affiliate of Greystone Communities (“Greystone”), a third-party operator, pursuant to which Greystone will manage the day-to-day operations of the Landing.

The closing of the acquisition is expected to occur on or about June 1, 2026 and is subject to satisfaction or waiver of the closing conditions set forth in the Landing Purchase Agreement that are not currently satisfied. Accordingly, as of the date of this Current Report on Form 8-K there can be no assurance that the Company will close the acquisition on the terms set forth above or at all.

The foregoing description of the Landing Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Landing Purchase Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2026 (or otherwise as required by applicable rules and regulations).

The Riviera Alexandria

On May 1, 2026, the Company, through one or more subsidiaries, entered into an agreement (the “Riviera Purchase Agreement”) with an affiliate of Silverstone to acquire The Riviera at Alexandria (the “Riviera”), a senior housing community located in Alexandria, Virginia, for an aggregate purchase price of $118.9 million, plus any applicable purchase price increase in connection with any closing extension, and subject to customary prorations and adjustments.

In connection with the acquisition, the Company expects to operate the Riviera as a SHOP asset and expects to enter into a management agreement with an affiliate of Greystone, pursuant to which Greystone will manage the day-to-day operations of the Riviera.

The closing of the acquisition of the Riviera is expected to occur on or about June 1, 2026. The Riviera Purchase Agreement also provides the purchaser with the right to extend the closing date, subject to the terms and conditions set forth therein, and provides that the closing may not occur later than August 1, 2026. However, certain closing conditions must be met or waived before or at the closing and are not currently satisfied. Accordingly, as of the date of this Current Report on Form 8-K there can be no assurance that the Company will complete the acquisition on the terms described above or at all.

The foregoing description of the Riviera Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Riviera Purchase Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2026 (or otherwise as required by applicable rules and regulations).

The Pinnacle

On May 6, 2026, the Company, through one or more subsidiaries, entered into an asset purchase agreement (the “Pinnacle Purchase Agreement” and together with the Landing Purchase Agreement and the Riviera Purchase Agreement, the “Purchase Agreements”) with an affiliate of Silverstone to acquire The Pinnacle North Bethesda (the “Pinnacle”), a senior housing community located in North Bethesda, Maryland, for an aggregate purchase price of $173,055,000, plus any applicable purchase price increase in connection with any closing extension, and subject to customary prorations and adjustments (including a purchase price adjustment based on the construction loan balance as of closing).

In connection with the acquisition, the Company expects to operate the Pinnacle as a SHOP asset and expects to enter into a management agreement with an affiliate of Greystone, pursuant to which Greystone will manage the day-to-day operations of the Pinnacle.

The closing of the acquisition of the Pinnacle is scheduled to occur on July 31, 2026. The Pinnacle Purchase Agreement also provides the purchaser with the right to extend the closing date, subject to the terms and conditions set forth therein, and provides that the closing may not occur later than November 1, 2026. However, certain closing conditions must be met or waived before or at the closing and are not currently satisfied. Accordingly, as of the date of this Current Report on Form 8-K there can be no assurance that the Company will complete the acquisition on the terms described above or at all.

The foregoing description of the Pinnacle Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Pinnacle Purchase Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2026 (or otherwise as required by applicable rules and regulations).

Item 2.02 Results of Operations and Financial Condition

On May 6, 2026, the Company announced its financial position as of March 31, 2026 and operating results for the three months ended March 31, 2026 and other related information (the “Earnings Release”). The Company also posted its First Quarter 2026 Earnings Supplemental (the “Supplemental”) to the Company’s website at www.chironre.com. The Earnings Release and Supplemental are furnished as Exhibit 99.1 and Exhibit 99.2, respectively, and are incorporated herein by reference.

The information included in this Item 2.02 of this Current Report on Form 8-K, including the Earnings Release and Supplemental, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 7.01 Regulation FD Disclosure.

On May 6, 2026, the Company posted a presentation concerning the Company on its website, www.chironre.com, on the “Investor Relations” page. A copy of the investor presentation is furnished as Exhibit 99.3 to this Current Report on Form 8-K and is incorporated herein solely for purposes of this Item 7.01 disclosure. In addition, on May 6, 2026, the Company issued press releases announcing (i) the entry into an agreement providing for a $100 million delayed-draw convertible preferred equity investment led by Maewyn Capital Partners (the “Maewyn Press Release”) and (ii) the entry into the Purchase Agreements (the “Silverstone Press Release”). Copies of the Maewyn Press Release and Silverstone Press Release are furnished as Exhibit 99.4 and Exhibit 99.5, respectively, to this Current Report on Form 8-K and are incorporated herein solely for purposes of this Item 7.01 disclosure. The investor presentation, the Maewyn Press Release and the Silverstone Press Release shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section. The information in this Item 7.01, as well as Exhibit 99.3, Exhibit 99.4 and Exhibit 99.5, shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing.

Item 8.01 Other Events.

On May 6, 2026, the Company announced that its Board of Directors has declared the following dividends:

Record Date	Payment Date	Per Share Amount
June 22, 2026	July 17, 2026	$0.16
July 20, 2026	August 14, 2026	$0.16
August 20, 2026	September 18, 2026	$0.16

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description
99.1*	First Quarter 2026 Earnings Release
99.2*	First Quarter 2026 Earnings Supplement
99.3*	Investor Presentation dated May 6, 2026
99.4*	Maewyn Press Release dated May 6, 2026
99.5*	Silverstone Press Release dated May 6, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chiron Real Estate Inc.

By:	/s/ Jamie A. Barber
Jamie A. Barber
Secretary and General Counsel

Date: May 6, 2026